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                                                               EXHIBIT 10.17


                               THE RENT AGREEMENT
                            of office premises # 5/2

Moscow                                                       January 05, 2000

         The closed joint-stock company <<MSU Science park>>, hereinafter referred to as <<LESSOR>>, presented by the executive general director Movsesyan O.V., operating on the basis of the Charter, on the one hand, and ZAO "TriD Store Vostok", hereinafter referred to as <<RENTER>>, presented by the General Director I.E. Diskin, operating on the basis of the Charter, on the other hand, have concluded the present Agreement as follows:

                           1. SUBJECT OF THE AGREEMENT

1.1. The LESSOR gives, and the RENTER hires (without the right of repayment) the office premises hereinafter referred to as <<PREMISES>>, on the territory of the MSU Science Park at the following address: Leninsky Hills, Possession 1, Building 75, entrance 5, flours 1 and 2, premises ## 514, 515, 523 with total square of 55,1 sq. m.

         Characteristics and location of the rented PREEMISES is described in Attachment 1 to this Agreement.

         1.2. The LESSOR owns the given PREMISES according to the State Registration CERTIFICATE, issued by Moscow State Committee for state registration of real estate rights and transitions on Nov. 16, 1999, No. AA
_________________________.

         1.2. The RENTER shall use the PREMISES for its activities in the field of _________________________________.

         1.3. The rent period is from January 01, 2000 until December 31, 2000.

                         2. OBLIGATIONS OF THE PARTIES

         2.1. THE LESSOR will:

         2.1.1. After signing of the present Agreement, allow the RENTER to use the PREMISES mentioned in item 1.1 of the Agreement, under the Acceptance Report.

         2.1.2. Allow the RENTER to use the PREMISES.

         2.1.3. In case of accidents affecting PREMISES of the RENTER, which occurred without the RENTER's fault, immediately take all measures on their removal.

         Engineering communications can be switched off in case of emergency (crash, breakage etc.). In these cases, the RENTER will not ask for lowering payment under this agreement or for compensation of damages.

         2.1.5. Respect other conditions, foreseen by the present Agreement and the Charter of MSU Science park MSU.

         2.2. THE RENTER will:

         2.2.1. Use PREMISES according to item 1.2 of the Agreement only for mutually agreed activities.

         2.2.2. Respect the service regulations, regulations concerning use of heat and electricity, not allow overloading of electricity system, monitor fire safety according to the Instruction from 03.04.95 <<Measures of fire safety in the MSU Science Park premises>> and sanitary status of the PREMISES before leaving them. As well as agree and solve all the items, arising during usage of the PREMISES, connected to the sanitary and fire control organizations' activities.

         2.2.3. In the periods, fixed herein, pay for the rent, services and operation costs connected to the PREMISES.

         2.2.4. Not make any re-planning and re-equipment of the leased PREMISES due to the RENTER's needs without a written permission of the LESSOR.
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         2.2.5. Make, at his own expense, the necessary current repairing of the leased PREMISES.

         2.2.6. Repair in due times the heating system and in-door electrical equipment (including changing light bulbs and counting equipment service).

         2.2.7. Repair the sanitary equipment.

         2.2.8. In case of accidents affecting the PREMISES, which occurred without the RENTER's fault, inform the LESSOR immediately and permit his representatives' access to the PREMISES for inspection and repair of the constructions and technical equipment.

         2.2.9. Insure the PREMISES from natural disasters, fire, accidents and unlawful activities of the third persons.

         2.2.10. Inform the LESSOR in writing two weeks prior his forthcoming release, and hand over the PREMISES to the LESSOR according to the Acceptance Report in a normal state of operability.

         NOTE: the PREMISES will be released in the presence of the Lessor's representative.

         2.2.11. In case the RENTER leaves PREMISES before the rent expires or due to termination of the Agreement, he pays the amount needed for making thorough and current repairing, imposed as his duty but not carried out. The LESSOR can invite a construction company for making calculations and the mentioned repairing. In case the RENTER disagrees with the calculation results, he can chose a construction company himself in case he can guarantee the LESSOR due quality of the repairing.

         2.2.12. Transmit to the LESSOR free after expiration or advance termination of the Agreement all modifications, alterations and improvements, made in the leased PREMISES, which make its integral part and can not be removed harmlessly.

         2.3. The Parties will respect confidentiality of all the information and trade secrets, arising as a result of conclusion and execution of the given Agreement.

                                3. PAYMENT TERMS

         3.1. The RENTER pays to the LESSOR for PREMISES, mentioned in item 1.1 herein, the rent, including operational costs and expenditures connected to its servicing, at a rate of 230 (Two hundred thirty) US dollars, including VAT 38,33 (Thirty eight) US dollars 33 cents per square meter annually in Russian rubles at the rate of the Central Bank of Russia on the transfer date.

         The payment is made on a quarter basis, not later than on 15th date of the first month of each quarter.

         3.2. The value of rent can be changed under the mutual agreement due to the change of service costs for the leased premises.

         The padding rent is paid upon the invoices from the LESSOR.

         3.3. In case the service costs arise for more than 20%, the LESSOR can unilaterally increase the rent payment on the sum of the increased service costs.

                       4. RESPONSIBILITIES OF THE PARTIES

         4.1. In case of delay in payment, the Lessor pays 0, 3 % penalty for each day of delay.

         4.2. For non-fulfillment of any obligation upon the present Agreement, the guilty party pays a penalty of 10 % from annual rent.

         4.3. Payment of sanctions upon the present Agreement does not release the party from execution of his obligations or elimination of violations.

                  5. MAINTENANCE OF ORDER AND USE OF PREMISES

         5.1. THE LESSOR is not responsible for any faultiness detected after signing the Acceptance Report. THE RENTER can not require their elimination or remedial.
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         5.2. THE LESSOR is not responsible for safety of property in leased premises, as well as of the property outside the premises.

         5.3. THE RENTER bears responsibility for damage being a result of his activities or activities of third parties, using the PREMISES with his consent. The RENTER will remove or reimburse this damage.

         5.4. The RENTER shall make cosmetic repairing, including walls decoration, coloration and floor coating after the planned or prescheduled termination of this Agreement.

         5.5. Maintenance of entrance halls, corridors, ladders and shared premises is the responsibility of the LESSOR.

         5.6. Changes, re-equipment and re-planning of PREMISES at the expense of the RENTER can be carried out only with a written permission of the LESSOR. The permission can be given only provided that after ending of rent the RENTER puts PREMISES in a primal state at his owns.

         5.7. If the changes, made by RENTER under the written coordination with the LESSOR, remain after termination of the Agreement, the RENTER can not claim reimbursement of their cost.

         5.8. THE RENTER will not conduct operations, which can hinder other client of the LESSOR, on working days from 9 AM till 6 PM.

         5.9. THE RENTER or his representatives can enter the leased PREMISES on working days during working hours. The entrance in other time will be agreed with the LESSOR in writing.

         5.10. Installation in PREMISES of heavy equipment (over 100 kilos weight) is subject to checking of its correspondence with the ultimate load on the floor and with a written permission of the LESSOR.

         5.11. Stacking or installation of equipment and subjects of the RENTER outside of leased PREMISES is forbidden. If by way of exception the LESSOR gives a temporary permission on such allocation, the RENTER bears responsibility for any resulting damage.

         5.12. The vehicles of the RENTER and his employees are to be disposed on parking place of the LESSOR at additional expense and in the order, fixed by the LESSOR. Parking of the RENTER's vehicles or those upon his order in other places is allowed only for loading and unloading.

         5.13. THE RENTER is responsible for any damage caused by his means of transport, arrived upon his order.

         5.14. In case of contamination by the RENTER's vehicles of the land lot or PREMISES, the RENTER will remove the contamination immediately.

         5.15. THE RENTER will place his wastes in the containers, specially assigned for this purpose. If the size of scraps exceeds a size of the container, the RENTER will export scraps from the LESSOR's territory by himself. Allocation of scraps near to containers or on other sites of territory is forbidden.

                           6. CHANGE OF THE AGREEMENT
                           And RESOLUTION OF DISPUTES

         6.1. The changes and additions to the present Agreement are real only under written consent of both Parties.

         6.2. In case some positions of the present Agreement lose force, other positions remain valid.

         6.3. Any dispute and inconsistencies relating the present Agreement, the Parties try to settle by means of negotiations. If the Parties can not achieve the compromise, the dispute is authorized in the order fixed by the legislation of the Russian Federation.

                    7. ADVANCE CANCELLATION OF THE AGREEMENT

         7.1. The present Agreement can be terminated in advance:
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         7.1.1. On mutual consent of the Parties on conditions defined by the appropriate written agreement, but not contradicting to the present AGREEMENT and to the obligations of any Party before the third persons.

         7.1.2. At advance cancellation of the Agreement under the initiative of the RENTER, he can not claim returning of the paid rent and other payments for the unused rent period.

         7.2. The agreement is subject to advance cancellation, and RENTER to eviction:

         7.2.1. In case of usage by the RENTER of the building or PREMISES (as a whole or in part) not according to the lease Arrangement.

         7.2.2. If the RENTER worsens the state of a PREMISES intentionally or on imprudence.

         7.2.3. If the RENTER has not paid the rent within two months after written warning of the LESSOR.

         7.2.4. If the RENTER does not make overhaul in case it is his duty upon the Agreement.

         7.2.5. In case of state need in the leased PREMISES (with return to the RENTER of the paid rent and other payments for the unused rent period).

                                8. FORCE MAJEURE

         8.1. The Parties are released from partial or complete violation of the obligations under the present Agreement, if this violation was caused by force major, arising after signing of the present Agreement as a result of extreme circumstances (natural disasters, operation and acts of state bodies, etc.), which the Parties could neither foresee, nor prevent by reasonable means.

         8.2. In case of force major the performance of obligations under the present Agreement is removed in time proportionally to duration of force major and its consequences, upon agreement between the parties (coordination protocol to be necessarily attached).

                              9. OTHER CONDITIONS

         9.1. THE RENTER has no paramount right on the new period of rent.

         9.2. The RENTER shall by himself arrange registration of the present Rent Agreement in the Committee for rights' registration and shall cover all the expenses, connected to this registration.

         9.3. The LESSOR shall provide all the documents, necessary for registration of the Rent Agreement in the Committee for rights' registration, while the RENTER carries all costs for obtaining notary copies of these documents.

         9.4. The present Agreement is made on six pages in three copies of identical legal force, one for each party and one for the Committee for rights' registration.

                10. LEGAL ADDRESSES AND PROPERTIES OF THE PARTIES

10.1.<<LESSOR>>:
ZAO<<Science park MSU>>
119899, Moscow, Leninsky gory, 1, building 75, Moscow State University,
  Science park.
Account No. 40702810400040000875 in CB<<Moscow Lights>>, BIC 044525983,
correspondent account 30101810700000000983, INN 7729088180, OKONH codes 95120,
  95400, OKPO code 17363304.

10.2.<<RENTER>>:
ZAO "TriD Store Vostok"
119146, Moscow, 2nd Frunzenskaya ul., 8
Account 40702810500008996710 in CB <<Bank Austria Creditanshtalt>> (Russia), correspondent account 30101810400000000746, BIC 044525746, OKPO code 49930006;
  OKONH 95120

LESSOR:                                     RENTER:
Acting General Manager                      General Manager
of MSU Science Park                         of ZAO "TriD Store Vostok"
/s/ /O.V. Movsesyan/                        /s/ /I.E. Diskin/